                                Registration No. 333-76895, Filed April 23, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                           TRIDENT MICROSYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                                  77-0156584
   ----------------------------             ------------------------------------
   (State or other jurisdiction             (I.R.S. employer identification no.)
 of incorporation or organization)

                             1090 East Argues Avenue
                               Sunnyvale, CA 94085
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)

                           TRIDENT MICROSYSTEMS, INC.
                        1998 EMPLOYEE STOCK PURCHASE PLAN
               ---------------------------------------------------
                            (Full title of the plan)

                                  Frank C. Lin
                      President and Chief Executive Officer

                           Trident Microsystems, Inc.
                             1090 East Argues Avenue
                               Sunnyvale, CA 94085
               ---------------------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  408/991-8800

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with Rule 464 promulgated under the Securities Act of 1933, as amended.

                            DEREGISTRATION OF SHARES

        Pursuant to Registration Statement No. 333-76895 on Form S-8 (the "Registration Statement"), Trident Microsystems, Inc., a Delaware corporation (the "Company"), registered 500,000 shares of its Common Stock, $0.001 par value per share ("Common Stock"), issuable under its 1998 Employee Stock Purchase Plan (the "Plan"). The Company hereby removes from registration under the Registration Statement all of the shares of Common Stock which remain unissued in connection with the Plan.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sunnyvale, California on November 30, 2001.

                                            TRIDENT MICROSYSTEMS, INC.

                                            By: /s/ Frank C. Lin
                                               ---------------------------------
                                               Frank C. Lin
                                               President, Chief Executive
                                               Officer, and Chairman of the
                                               Board

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated below on November 30, 2001.

             Signature                               Title
             ---------                               -----
                                      President, Chief Executive Officer and Chairman of the
/s/ Frank C. Lin                      Board
---------------------------------     (Principal Executive Officer)
Frank C. Lin

                                      Senior Vice President, Asia Operations and Chief
  /s/ Peter Jen                       Accounting Officer
---------------------------------     (Principal Financial and Accounting Officer)
Peter Jen

/s/ Glen M. Antle                     Director
---------------------------------
Glen M. Antle

                                      Director
---------------------------------
Yasushi Chikagami

             Signature                               Title
             ---------                               -----
  /s/ John Luke                       Director
---------------------------------
John Luke

  /s/ Millard Phelps                  Director
---------------------------------
Millard Phelps